UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                       DISPATCH MANAGEMENT SERVICES CORP.
             (Exact name of registrant as specified in its charter)


                Delaware                                  13-3967426
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


     1981 Marcus Avenue, Suite C131
         Lake Success, New York                             11042
(Address of principal executive offices)                  (Zip Code)



If this form relates to the                     If this form relates to the
registration of a class of                      registration of a class of
securities pursuant to Section                  securities pursuant to Section
12(b) of the Exchange Act and is                12(g) of the Exchange Act and is
effective pursuant to General                   effective pursuant to General
Instruction A.(c), check the                    Instruction A.(d), please check
following box. [x]                              the following box. [ ]


Securities Act registration statement file number to which the form relates:
_________________
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                      Name of each exchange on which
       to be so registered                      each class is to be registered

 Common Stock, $0.01 par value                      American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Item 1. Description of Registrant's Securities to be Registered.

     The description of the Common Stock set forth under the caption "Description of Capital Stock" in the Current Report on Form 8-K filed with the Securities and Exchange Commission and dated December 14, 1998 (File No. 000-23349) is incorporated by reference in response to this item.

Item 2. Exhibits.

     The Common Stock to be registered is being registered on an exchange on which no other securities of the registrant are registered. Therefore, the following exhibits will be filed with the copy of this registration statement to be filed with the exchange:


      3.1 Certificate of Incorporation, as amended (Certificate of Incorporation filed with the Delaware Secretary of State on September 5, 1997 and subsequently amended by Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on November 26, 1997) ( filed as Exhibit 3.1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and hereby incorporated by reference).

      3.1.1 Certificate of Designations, Preferences, Related Rights, Qualifications, Limitations and Restrictions of Series C Junior Participating Preferred Shares (filed as Exhibit 3.1.1 to the Current Report on Form 8-K dated December 14, 1998, File No. 000-23349, is hereby incorporated by reference).

      3.2 Amended and Restated Bylaws (filed as Exhibit 3.2 to the Current Report on Form 8-K dated December 14, 1998, File No. 000-23349, is hereby incorporated by reference).

      4.0 Rights Agreement, dated as of December 14, 1998, between Dispatch Management Services Corp. and American Stock Transfer & Trust
            Company, as Rights Agent. (filed as Exhibit 4.0 to the Current Report on Form 8-K dated December 14, 1998, File No. 000-23349, is hereby incorporated by reference).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   DISPATCH MANAGEMENT SERVICES CORP.


                                   By:  /s/ Marko Bogoievski
                                        ----------------------------------------
                                            Marko Bogoievski
                                            Chief Financial Officer


Date: June 4, 1999